EXHIBIT 10.2
                                                                    ------------
                             CAUSE NO 2003-CI-19967


ATSI COMMUNICATIONS, INC.,              )     IN THE DISTRICT COURT
(DELAWARE),                             )
                                        )
          Plaintiff,                    )
                                        )
vs.                                     )
                                        )
JAMES C. CUEVAS, RAYMOND G.             )     407TH JUDICIAL DISTRICT
ROMERO, TEXAS WORKFORCE                 )
COMMISSION, ATSI COMMUNICA-             )
TIONS, INC. (TEXAS), ATSI COMMU-        )
NICATIONS, INC. and MARTIN W.           )
SEIDLER,                                )
                                        )
              Defendants.               )     BEXAR COUNTY, TEXAS

                       SETTLEMENT AGREEMENT (AT MEDIATION)
                       -----------------------------------

     The parties hereto agree on this 28th day of March 2005, that this lawsuit and all claims and controversies between them are hereby settled and resolved in their entirety in accordance with the following terms of this Settlement
Agreement:

     The parties acknowledge that bona fide disputes and controversies exist between them, both as to liability and the amount thereof, if any, and by reason of such disputes and controversies they desire to compromise and settle all claims and causes of action of any kind whatsoever which the parties have or may have arising out of the transaction or occurrence which is the subject of this litigation. It is further understood and agreed that this is a compromise of a disputed claim, and nothing contained herein shall be construed as an admission of liability by any party, all such liability being expressly denied.

     Each signatory hereby warrants and represents that such person has authority to bind the party or parties for whom such person acts; and the claims, suits, rights, and/or interest which are the subject matter hereto are owned by the party asserting same, have not been assigned, transferred or sold, and are free of any encumbrance.

                          THIS SETTLEMENT AGREEMENT IS
                          ----------------------------
                            NOT SUBJECT TO REVOCATION
                            -------------------------

     The handwritten portions of this Settlement Agreement shall control and supersede any conflict with the printed portion. The terms of this Settlement
Agreement  are  as  follows:

     1. In full and complete compromise and settlement of all claims by and between the parties, including those that are the subject of Cause No. 2003-CI-19967 and the Counterclaims asserted therein, including all attorney's fees and costs, ATSI Communications, Inc. (Nevada f/k/a Delaware) (hereinafter "ATSI") shall pay the equivalent of $90,000.00 to Defendants Cuevas and Romero, pro-rata based upon the amount of their respective allowed TWC claim. This sum shall be payable in ATSI stock, in the number of shares that is the result of dividing the sum of $90,000.00 by the average closing price of said stock from Tuesday, March 29, 2005 to next Tuesday, April 5, 2005. Such stock which shall be publicly traded ATSI common stock, shall be issued directly to Defendants Cuevas and Romero or for their account in six equal monthly installments, beginning on April 15, 2005, with each such installment being an amount of shares equal to 1/6 of the aggregate amount of such shares. The shares delivered in each such installment will be unrestricted and freely tradable when delivered.

     2. This settlement and compromise is subject to the approval of the Board of Directors of ATSI, but such approval will be recommended by Mr. Smith.

Except for the agreements set forth herein, Defendants Cuevas and Romero hereby agree to forever release and discharge ATSI and its affiliates and any related party from any and all claims, demands, or suits, known or unknown, fixed or contingent, liquidated or un-liquidated, whether or not asserted in the above case, as of this date, arising from or related to the events and transactions which are the subject matter of this cause. This release runs to the benefit of all attorneys, agents, employees, insurers, officers, directors, shareholders, partners, heirs, assigns, and legal representatives of ATSI. The parties further agree to present an Agreed Motion for or Stipulation to Dismissal with Prejudice to the Court, along with an Agreed Order of Dismissal (or Non-suit) with Prejudice.

     The parties contemplate a more comprehensive compromise settlement agreement and releases. Counsel shall promptly deliver drafts of such further documentation, and on April 15, 2005, if necessary a closing of this settlement transaction shall occur and all further documents shall be executed and exchanged. The parties and their counsel agree to fully cooperate in the drafting and execution of such additional documents as are reasonably necessary to implement the provisions and spirit of this Settlement Agreement. Notwithstanding any such additional documents, the parties confirm that this is a written Settlement Agreement as contemplated by Section 154.071 of the Texas

Civil Practice and Remedies Code, is a complete, valid and binding contract, is intended to be an enforceable agreement as contemplated by Rule 11, Texas Rules of Civil Procedure, is hereby "filed" with the Court through this Mediator and may be used as the basis for a motion for judgment, motion for summary judgment, motion to enforce, or a suit on this agreement, with each party waiving all rights to a jury trial. The Court is specifically authorized, in its discretion, to incorporate the terms of this agreement in its final decree disposing of this case.

     If any dispute arises with regard to the interpretation and/or performance of this Agreement or any of its provisions, the parties agree to submit any such dispute to the Mediator who facilitated this settlement, as Arbitrator, for final and binding arbitration. If arbitration is brought to construe or enforce this Agreement, the prevailing party shall be entitled to recover attorney's fees as well as court costs and expenses, and fees of the mediator and arbitrator.

     Although the Mediator has provided this form and has drafted this Settlement Agreement for the parties as a courtesy to facilitate the final resolution of this dispute, the parties and their counsel have thoroughly reviewed such outline and have, where necessary, modified it to conform to the terms of their agreement. All signatories to this Settlement Agreement hereby release the Mediator from any and all responsibility arising from the drafting of this Settlement Agreement, and by signing this Settlement Agreement acknowledge that they have been advised by the Mediator in writing that this Settlement Agreement should be independently reviewed by counsel before executing the Agreement. The parties and their counsel expressly agree that the Mediator shall not be called as a witness in the event of any dispute over this Settlement Agreement or otherwise, in accordance with Section 154.073 of the Civil Practice and Remedies Code, and further agree that in the event any attempt is made to call the Mediator as a witness, the Mediator shall be a) compensated for all of his time involvement (at his then-applicable rate) in any way caused by or relating in any way thereto, and b) reimbursed all attorney's fees, expenses and costs incurred in connection therewith or pertaining in any way thereto.

     This Settlement Agreement may be executed in counterparts and by facsimile copies and is made and performable in Bexar County, Texas, and shall be construed in accordance with the laws of the State of Texas.

ATSI COMMUNICATIONS, INC.
(NEVADA f/k/a DELAWARE)
                                            /S/  James  C.  Cuevas
                                            ----------------------
                                            JAMES C. CUEVAS


By:    /S/ Arthur L. Smith
       -------------------
       ARTHUR L. SMITH

Title: President and CEO

                                            /S/ Raymond G. Romero
                                            ---------------------
                                            RAYMOND G. ROMERO



/s/ Kala S. Dumont,                         /S/ Royal B. Lea
-------------------                         ----------------
KALA S. DUMONT, ESQ.                        ROYAL B. LEA, III, ESQ,

COUNSEL FOR PLAINTIFF                       COUNSEL FOR MR. CUEVAS
ATSI COMMUNICATIONS, INC.                   AND MR. ROMERO
(NEVADA f/k/a DELAWARE)